     Exhibit 24

FirstMerit Corporation	Limited Power of Attorney
2010 Annual Report on Form 10-K
     Each undersigned director and/or officer of FirstMerit Corporation whose signature appears below hereby constitutes and appoints Judith A. Steiner, Terrence E. Bichsel and J. Bret Treier, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to execute and file under the Securities and Exchange Act of 1934, as amended, the Corporation’s Annual Report on Form 10-K for the year 2010, and any and all amendments (on Form 10-K/A) and exhibits to the foregoing and any and all other documents to be filed with the Securities and Exchange Commission pertaining to such Annual Report, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises or in the name, place and stead of each of the said directors and officers, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     Effective the 25th day of February, 2011, unless otherwise indicated below.

/s/ Paul G. Greig	/s/ Terrance E. Bichsel

Paul G. Greig Chairman, Chief Executive Officer and Director (principal executive officer)	Terrence E. Bichsel Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Steven H. Baer	s/ R. Cary Blaer

Steven H. Baer Director	R. Cary Blair Director

/s/ Karen S. Belden	/s/ Robert W. Briggs

Karen S. Belden Director	Robert W. Briggs Director

/s/ John C. Blickle	/s/ Gina D. France

John C. Blickle Director	Gina D. France Director

/s/ Richard Colella	/s/ J. Michael Hochschwender

Richard Colella Director	J. Michael Hochschwender Director

/s/ Terry L. Haines	/s/ Philip A. Lloyd, II

Terry L. Haines Director	Philip A. Lloyd, II Director

/s/ Clifford J. Isroff	/s/ Richard N. Seaman

Clifford J. Isroff Director	Richard N. Seaman Director